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                                                                   EXHIBIT 21(a)

                     SUBSIDIARIES OF REX STORES CORPORATION

                                                          State of
        Name                                           Incorporation
        ----                                           -------------
Rex Radio and Television, Inc.                             Ohio

Stereo Town, Inc.                                          Georgia

Kelly & Cohen Appliances, Inc.                             Ohio

Rex Kansas, Inc.(1)                                        Kansas

AVA Acquisition Corp.(2)                                   Delaware

A.V. Compadres, Inc.(2)                                    Ohio

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(1)     Wholly-owned subsidiary of Rex Radio and Television, Inc.

(2)     Non-operating subsidiary


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